EXHIBIT 99.1

18100 Von Karman Avenue
Suite 200
Irvine, CA 92612
949.569.9700

NEWS RELEASE

Contact:    Jennifer Franklin
Phone:    949.427.1385
Email:    jennifer@spotlightmarcom.com

Steadfast Apartment REIT, Inc. Stockholders Approve Merger with Independence Realty Trust, Inc.

IRVINE, Calif – December 13, 2021 – Steadfast Apartment REIT, Inc. (“STAR”) announced that at its special meeting of stockholders held today, its stockholders approved the previously announced merger transaction (the “Merger”) with Independence Realty Trust, Inc. (“IRT”). STAR stockholders also voted to approve by advisory (non-binding) vote the compensation that may be paid or become payable to the named executive officers of STAR in connection with the Merger.
IRT and STAR held separate special stockholders meetings today in conjunction with the proposed Merger. During IRT’s special meeting of stockholders, its stockholders approved the issuance of shares of IRT common stock to the stockholders of STAR in connection with the Merger. STAR’s merger proposal and IRT’s share issuance proposal are described in detail in IRT’s and STAR’s definitive joint proxy statement/prospectus, which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 29, 2021.
Subject to the satisfaction or waiver of the remaining conditions to the closing of the Merger, the Merger is expected to close on or before Thursday, December 16, 2021. Upon the consummation of the Merger, each share of STAR common stock will be automatically converted into the right to receive 0.905 shares of newly issued IRT common stock, and cash in lieu of fractional shares.
About Steadfast Apartment REIT, Inc.
Steadfast Apartment REIT, Inc. is a real estate investment trust that was formed to acquire and operate a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles.
Forward-Looking Statements
This release contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. STAR can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from STAR’s expectations include, but are not limited to, risks related to the economic impact of the ongoing COVID-19 pandemic on our residents and employees and the general economy; STAR’s and IRT’s ability to complete the Merger on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing lender consents and satisfaction of other closing conditions to consummate the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; risks related to diverting the attention of STAR’s and IRT’s management from ongoing business operations; failure to realize the expected benefits of the Merger; significant transaction costs and/or unknown or inestimable liabilities; the risk of stockholder litigation in connection with the proposed Merger, including resulting expense or delay; the risk that STAR’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company following completion of the Merger; effects relating to the consummation of the Merger on the market price of the IRT Common Stock; the possibility that, if IRT does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of IRT Common Stock could decline; the availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general adverse economic and local real estate conditions; market conditions; legislative and regulatory changes that could adversely affect the business of STAR; and other factors, including those set forth in the Risk Factors section of STAR’s public filings with the SEC, copies of which are available on the SEC’s website, www.sec.gov. STAR undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.